EXHIBIT 10.5

WARP Solutions Confidential

              WARP MASTER DISTRIBUTOR Master Distribution Agreement


THIS MASTER DISTRIBUTOR AGREEMENT (the "Agreement'), is made as of this _1__ day of ___August___ 2002_ (the "Effective Date") by and between Macnica Networks Company, a division company of MACNICA, Inc. , including its employees, agents, contractors and Affiliates, and including such Affiliates' employees, agents and contractors (collectively, "MASTER DISTRIBUTOR"), a Japanese corporation, with a place of business at __Macnica Building. # 2, 1-5-5-Shin Yokohama, Kohoku-ku Yokohama-City, 222-8562 Japan__ , and WARP Solutions, Inc. ("WARP"), a Delaware corporation, with a place of business at 535 West 34 Street 5th Floor, New York NY 10001.

In consideration of the mutual promises contained herein, the above-mentioned parties agree as follows:

Section 1:     Definitions

1.1 Capitalized terms used in this Agreement shall have the meanings attributed to them below or in context in which the term is used, as the case may be.
         (i) "Affiliate" means any entity which, directly or indirectly, Controls, is Controlled by, or is under common Control with another entity, and any partnership in which such entity is a partner. The foregoing definition includes any entity that conforms to the definition as of the Effective Date hereof, as well as any entity that conforms to the definition any time after the Effective Date hereof, provided that any entity shall only be deemed to be an Affiliate hereunder for such period of time that it conforms to the definition during the term of this Agreement.
         (ii) "Business Day" shall mean any day other than a Saturday, Sunday or any National holiday.
         (iii) "Confidential Information" means: (a) any information, whether written or oral, which relates to internal controls, computer or data processing programs, algorithms, electronic data processing applications, routines, subroutines, techniques or systems, or information concerning the business or financial affairs and methods of operation or proposed methods of operation, accounts, transactions, proposed transactions, security procedures, trade secrets, know-how, or inventions of either the Protected Party, any Affiliate of the Protected Party, or any client, agent, contractor or vendor of the Protected Party and (b) the identities and other related information of clients of either Protected Party, except such information which is in the public domain at the time of its disclosure to the Receiving Party or thereafter enters the public domain other than as a result of a breach of duty on the part of the Receiving Party or its personnel, or where the Receiving Party can prove it derived the information independently.
         (iv) "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through record or beneficial ownership of voting securities, by contract, or otherwise.
         (v) "Customer" means an entity to whom the MASTER DISTRIBUTOR, under the terms of this Agreement, sells the System for useor resale.
         (vi) "Customer Maintenance and Support Services Agreement" means the service level agreement for providing support to the Customer according to WARP'S policies, subject to the payment by Customer of the applicable fees for such support.
         (vii) "MASTER DISTRIBUTOR" is the entity, first identified above, including its employees, agents, contractors and Affiliates, and including such Affiliates' employees, agents and contractors, who directly service a specific end-user market segment. The MASTER DISTRIBUTOR will purchase WARP's System directly from WARP, and, unless otherwise expressly stated herein, resell such System to Customers (end users, resellers and systems integrators)
         (viii) "Effective Date" with reference to the Agreement means the date, first set forth above, upon which the Agreement becomes binding and enforceable. Effective Date, when used in specific reference to a particular Exhibit, means the date first set forth in that particular Exhibit upon which that Exhibit becomes binding and enforceable.
         (ix) "Include" and its derivatives shall mean including without limitation. This term is as defined, whether or not capitalized in this Agreement.
         (x) "NDA" means the NON-DISCLOSURE AND CONFIDENTIALITY AGREEMENT by and between MASTER DISTRIBUTOR and WARP dated ______August 1, 2002______________ .
         (xi) "Protected Party" means the party furnishing its Confidential Information to the other party.
         (xii) "Receiving Party" means the party who receives Confidential Information from the other party.
         (xiii) "System" means the proprietary programmed network appliance named in Exhibit A to the Agreement and any changes to it provided by WARP, as well as any Documentation.

Section 2: Appointment, Customers

2.1 Appointment as MASTER DISTRIBUTOR. WARP hereby grants to the MASTER DISTRIBUTOR the exclusive right to distribute the System to end users, resellers and systems integrators in Japan during the term of this Agreement. This Agreement (with its attached Exhibits) provides the terms and conditions which shall govern the appointment of the MASTER DISTRIBUTOR.
2.2 Customers. MASTER DISTRIBUTOR is authorized to solicit end users, resellers and systems integrators for the System from all classes of potential users of the System. MASTER DISTRIBUTOR will defer end user sales opportunities to resellers and systems integrators to the extend possible.

Section 3: Fees.

3.1 MASTER DISTRIBUTOR agrees to pay the purchase price of the System, and other amounts due, as specified in Exhibit B attached hereto (collectively the "Purchase Price").
3.2 The MASTER DISTRIBUTOR agrees to pay the Purchase Price and other amounts due, if any, on the 20th of each month following the date of the invoices via wire transfer to WARP's account.
3.3 All amounts stated in the Purchase Price for the System purchased by MASTER DISTRIBUTOR from WARP are in US dollars.

Section 4: MASTER DISTRIBUTOR's Sales Rights

4.1 In connection with the exercise of its rights under this Agreement, but solely in connection with the marketing of System, the MASTER DISTRIBUTOR may refer to itself during the term of this Agreement as an authorized MASTER DISTRIBUTOR of WARP.
4.2 Sales to Customers. MASTER DISTRIBUTOR is authorized to contact, solicit, and accept, in accordance with the terms hereof, potential Customers of the System. All Customers of the System obtained through the efforts of MASTER DISTRIBUTOR shall be in privity of contract with MASTER DISTRIBUTOR. MASTER DISTRIBUTOR shall bear all credit risks with respect to the Customers.

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              WARP MASTER DISTRIBUTOR Master Distribution Agreement

4.3 .
4.4 MASTER DISTRIBUTOR shall have no right to reproduce the System, or any part thereof. All of the Systems shall be distributed pursuant to WARP's current NDA, as amended by WARP from time to time, a copy of which WARP will provide MASTER DISTRIBUTOR. MASTER DISTRIBUTOR shall not sell or distribute any System to any Customer unless the Customer has accepted the terms of WARP's current NDA, under penalty of perjury and in writing.
4.5 The MASTER DISTRIBUTOR shall have the right to obtain and/or retain the rights to distribute other network appliances complimentary r to the System from other vendors. It cannot obtain and/or retain the rights to distribute products that compete directly with the System.
4.6

Section 5:  MASTER DISTRIBUTOR's Obligations

5.1 MASTER DISTRIBUTOR agrees to purchase Systems for the sole purpose of reselling them to Customers.
5.2 The MASTER DISTRIBUTOR must be certified in accordance with the Certification Program described in Exhibit C. Even if the MASTER DISTRIBUTOR has completed the Certification Program, WARP has final authority to decide if the MASTER DISTRIBUTOR is to be given certification.
5.3 The MASTER DISTRIBUTOR shall participate in WARP's relevant sales, pre-sales and technical training programs.
5.4 The MASTER DISTRIBUTOR shall be resposible for the installation of the System at the Customer's location.
5.5 The MASTER DISTRIBUTOR shall provide and be responsible for basic technical support services to the Customer with respect to the installation of the System and first line of after sale support.The MASTER DISTRIBUTOR will perform such services in a professional and workman-like manner and will insure that it's resellers and systems integrators provide the same high level of service.
5.6 MASTER DISTRIBUTOR agrees to purchase a demonstration unit and related servive for purposes of demonstration and support. The price of this unit is specified in Exhibit B.
5.7    MASTER DISTRIBUTOR agrees to purchase a WARP Service Level Agreement
       (SLA) for each end customer that purchases the System in Japan.. The pricing of this support is provided in Exhibit B. The WARP Service Level Agreement is attached as an accompanying document.
5.8 MASTER DISTRIBUTOR agrees to insure that any reseller or systems integrator that it distributes the System to for resale is properly trained and certified according to programs that it puts in place that are no less comprehensive than WARP's training programs.
5.9 MASTER DISTRIBUTOR agrees to make it mandatory that each reseller or systems integrator is required to purchase one unit for internal demonstration and support purposes.
5.10 MASTER DISTRIBUTOR agrees to prepare a sales and marketing plan with each reseller or systems integrator outlining sales targets and specifying the intended investment reseller or systems integrator plans on making in promoting and selling WARP's products. This document will be provided to WARP upon completion. MASTER DISTRIBUTOR will work with reseller and systems integrator in achieving sales targets.
5.11 MASTER DISTRIBUTOR agrees to use it's best efforts to achieve the following sales targets: 5 units in Q3 2002; 10 units in Q4 2002; 15 units in Q1 2003.

Section 6: Duration, Renewal and Termination of Agreement

6.1 Duration of Agreement. The term of this Agreement shall commence on the Effective Date and, unless terminated by either party as set forth herein, shall remain in full force and effect through March 31, 2003

6.2 Renewal. . If MASTER DISTRIBUTOR achieves minimum purchase targets of 20 units by March 31, 2002,(a minimum of 15 of which need to be supported by purchase orders from resellers, systems integrators or end customers), the agreement automatically extends for a period of 1 year, through March 31, 2004. This Agreement will then automatically renew for successive one
       (1) year periods if mutually agreed minimum annual sales targets are achieved unless terminated by either party in accordance to the procedure described below.
6.3    Termination.
       6.3.1 Terminations for Cause. In the event that either party or any of its Agents breaches any of the terms of this Agreement and said breach is not cured within thirty (30) days after written notice thereof to the non-breaching party, the non-breaching party may terminate this Agreement immediately by providing notice of termination to the breaching party.
       6.3.2 Terminations without Cause. Either party may terminate this Agreement at any time, after March 31, 2003 (March 31, 2003 if agreement automatically extends), upon 90(ninety)days' written notice to the other party.
6.4 Upon termination of this Agreement for any reason, MASTER DISTRIBUTOR shall immediately return to WARP all unsold Systems (if any) provided by WARP in advance of receiving purchase order from MASTER DISTRIBUTOR, and any media and documentation that relate to the design, development, operation, testing or use of the System or any additions or modifications thereto. MASTER DISTRIBUTOR agrees to certify its compliance with the foregoing promptly upon WARP's request. In such event that WARP terimates the agreement, it will repurchase at MASTER DISTRIBUTORS prices all products which are, at the effective date of termination, in MASTER DISTRIBUTORS inventory.
6.5 .

Section 7: Prices

7.1 MASTER DISTRIBUTOR may set the prices paid to it by Customers for the System it sells to them, within the following parameters, unless agreed otherwise: 7.1.1 The MASTER DISTRIBUTOR's margin will be set at a maximum margin of__100___% over the wholesale price; and the wholesale price of the System is set out in Exhibit B; and 7.1.2 The MASTER DISTRIBUTOR has the authority to reduce this margin and to unilaterally lower the retail price paid to it by Customers as a part of the MASTER DISTRIBUTOR's sales or marketing strategy. The MASTER DISTRIBUTOR shall in no way interpret this maximum margin as a suggested minimum price and is actually encouraged to reduce this price to enhance the appeal of the System to its Customers.7.1.3WARP has the right to revise its prices to MASTER DISTRIBUTOR MONTHLY, with thirty (30) days' written notice. Such revisions shall apply to orders received by WARP on or after the effective date of the revision. WARP shall price new products at the time of their introduction to market. The MASTER DISTRIBUTOR shall purchase Products at WARP's Distributor prices and terms which are in effect at the time the order is received from the MASTER DISTRIBUTOR. WARP will not announce to the public a price increase for thirty (30) days after announcement to MASTER DISTRIBUTOR. In the event of a price decrease, all undelivered orders shall be billed at the lower price and WARP shall reimburse MASTER DISTRIBUTOR in an amount equal to the price decrease for all products in it's inventory. The MASTER DISTRIBUTOR shall have thirty days after the effective date of the price decrease to submit its claim. Upon verification of such claim, WARP shall issue a credit to the MASTER DISTRIBUTORS account.
7.2
7.3    MASTER DISTRIBUTOR shall be responsible for paying all taxes

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              WARP MASTER DISTRIBUTOR Master Distribution Agreement

     of any nature which become due with regard to the distribution or sale of the System to Customers, except for taxes on WARP 's income, irrespective of which party may be responsible for reporting or collecting such taxes.
7.4 WARP will ship orders to MASTER DISTRIBUTOR F.O.B., WARP's domestic shipping point. For orders where WARP is directed to by MASTER
     DISTRIBUTOR to ship direct to MASTER DISTRIBUTOR WARP will invoice MASTER DISTRIBUTOR for all shipping charges and such invoices will be due and payable by MASTER DISTRIBUTOR by thirty (30) days from the date of such invoice.
7.5 STOCK ROTATION / RETURNS Within thirty (30) days after the end of each six (6) month period during the term of this Agreement (beginning with the effective date hereof), MASTER DISTRIBUTOR may return a quantity of Products to Manufacturer for credit provided that the total credit shall not exceed 10% of the net sales dollars invoiced by WARP to MASTER DISTRIBUTOR during the said six (6) month period. The credit to be issued in respect of Product returned shall be the actual net invoice price charged for same by WARP to MASTER DISTRIBUTOR less any prior credits granted by WARP to MASTER DISTRIBUTOR for the said Product. All Products returned in accordance with this provision must be unused and in factory-shipped condition. MASTER DISTRIBUTOR has the right to stock rotate 100% of the first order of 5 units. This amount will be credited to the purchase of replacement products.
7.6 WARP may discontinue the manufacturer and/or sale of any Product. In the event of any such discontinuance, WARP shall give MASTER DISTRIBUTOR at least sixty (60) days advance written notice thereof. Distributor may, in its sole discretion, within sixty (60) days after receipt of such notice, notify WARP in writing of MASTER DISTRIBUTOR's intention to return any or all Products in its inventory which have been so discontinued. Distributor shall receive full credit for all such Products so returned. Any such credit shall be in the amount of the actual net invoice price paid by Distributor for the discontinued Products less any prior credits. All freight charges shall be paid by WARP.
7.7 MASTER DISTRIBUTOR can return initial stock of units and demonstration unit by September 20, 2002 if the WARP 2063 does not increase performance as measured on supported platforms by reduced latency and increased capacity.

Section 8:  Advertising Program

8.1 Cooperative Advertising Program. WARP shall grant a cooperative advertising allowance of up to 1% of the Customer sales price for Systems (the "Cooperative Advertising Allowance"). Such allowance is to be available to the MASTER DISTRIBUTOR for the purposes of promotion and marketing of System consistent with the current terms and conditions of WARP's Cooperative Advertising Program fully described in Exhibit D attached hereto. WARP may modify any such terms and conditions, or terminate such program, on at least 30 days' written notice to the MASTER DISTRIBUTOR.
8.2 Upon termination of this agreement by either party, the Cooperative Advertisng Allowance shall expire immediately. No funds will be given or credited to the MASTER DISTRIBUTOR after such termination.

Section 9:  Relationship of Parties During the Term of this Agreement

9.1 MASTER DISTRIBUTOR, its agents and employees shall under no circumstances be deemed agents or representatives of WARP. Other than as set forth in this Agreement, neither WARP nor MASTER DISTRIBUTOR shall have any right to enter into any contract or commitment in the name of, or on behalf of, the other, or to bind the other in any respect whatsoever. The parties shall have no right or authority, either express or implied, to assume or create, on behalf of the other party, any obligation or responsibility of any kind or nature.

Section 10:  Ownership

10.1 MASTER DISTRIBUTOR acknowledges that WARP owns all rights, title and interest, including, without limitation, all patent, copyright, trademark, trade secrets, intellectual property, moral rights and other proprietary rights, in and to the System and the propriatary technology incorporated into the System. Nothing herein shall be deemed as giving the MASTER DISTRIBUTOR any rights in or to the System or the propriatary technology incorporated into the System.
10.2 MASTER DISTRIBUTOR shall not have access to or modify the source code of the System, nor shall it translate, reverse engineer, decompile, disassemble, or create derivative works based on the System or the propriatary technology incorporated into the System.
10.3 MASTER DISTRIBUTOR shall not remove any copyright notice, patent or patent pending notice, or other proprietary or restrictive notice or legend contained or included in any material provided by WARP.
10.4 The use by MASTER DISTRIBUTOR of the property rights mentioned herein is authorized only for the purposes of marketing and selling the System. MASTER DISTRIBUTOR will not use, authorize, or permit the use of the name WARP or any other trademark owned by WARP as part of its firm, corporate or business name or in any other way, without the prior written consent of WARP.

Section 11: Confidentiality.

11.1 MASTER DISTRIBUTOR shall not disclose any information concerning the System to any person other than those employees, Affiliates, or consultants who use the System as part of the sales and marketing effort.
11.2 Both parties, using utmost care, shall hold in trust for each other and shall not use or disclose to any third party any Confidential Information which may be disclosed in connection with performance under this Agreement, and both parties shall employ all reasonable measures to protect Confidential Information from unauthorized or inadvertent disclosure, including measures no less protective than those measures that each party employs to protect its own information of a like nature.
11.3 Unless required by law, and except to assert their rights hereunder or for disclosures to employees with a need to know, the parties agree not to disclose the terms of this Agreement or matters relating thereto to any third party without the prior written consent of the other party.
11.4 All provisions of this Section and of the NDA shall remain in effect and survive the termination or expiration of this Agreement. In the event of any conflict between the provisions of this Agreement and those of the NDA, the provisions of the NDA shall take precedence.

Section 12: Promotion

12.1 WARP may refer to MASTER DISTRIBUTOR by name in its filings with the Securities and Exchange Commission, its press releases and its advertising and promotional materials in connection with MASTER DISTRIBUTOR'S business association with WARP.

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Section 13: Product Warranty

13.1 WARP represents, warrants and covenants that it has full title to and ownership of the System and the propriatary technology incorporated into the System, free and clear of liens, claims and encumbrances.
13.2 WARP agrees to indemnify, defend and hold harmless the MASTER DISTRIBUTOR, its directors, officers, employees and agents, and defend any action brought against same with respect to any claim, demand, cause of action, debt or liability, to the extent that such action is based upon a claim arising our of or relating to any infringement of a copyright, trademark, trade secret, patent or other intellectual property right of any third party as a result of the MASTER DISTRIBUTOR'S use of the System in accordance with this Agreement. MASTER DISTRIBUTOR agrees to furnish WARP with prompt notice of such infringement claim, whereupon MASTER DISTRIBUTOR hereby authorizes WARP to defend such claim and agrees to cooperate and assist WARP fully in such defense, at WARP'S expense.
13.3 Indemnification. MASTER DISTRIBUTOR agrees to indemnify and hold WARP harmless from any liability, loss, damage, cost or expense (including reasonable attorney's fees and costs) incurred by WARP arising out of a claim by any third party against WARP as a result of the activities of the MASTER DISTRIBUTOR. The obligations of the MASTER DISTRIBUTOR hereunder shall survive the termination of this Agreement.
13.4   THE SYSTEM IS PROVIDED "AS IS". EXCEPT AS EXPRESSLY SET FORTH ABOVE IN
       SECTION 13.1, WARP HEREBY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS, IMPLIED, OR STATUTORY, INCLUDING WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. WARP DOES NOT WARRANT THAT THE OPERATION OF THE SYSTEM WILL BE UNINTERRUPTED OR ERROR FREE.
13.5 LIMITATION OF LIABILITY. EXCEPT FOR WARP'S OBLIGATIONS UNDER SECTION 13.2, IN NO EVENT SHALL WARP'S LIABILITY TO MASTER DISTRIBUTOR OR ANY THIRD PARTY ARISING OUT OF THIS AGREEMENT EXCEED THE TOTAL AMOUNT ACTUALLY RECEIVED BY WARP HEREUNDER DURING THE PREVIOUS SIX (6) MONTHS. EXCEPT IN THE EVENT OF A BREACH OF CONFIDENTIALITY, IN NO EVENT SHALL ANY PARTY BE LIABLE TO ANOTHER PARTY OR ANY THIRD PARTY FOR ANY INTERRUPTION IN THE OPERATION OF SUCH PARTY'S BUSINESS, DATA, COSTS OF PROCUREMENTS OF SUBSTITUTE GOODS OR SERVICES OR ANY INDIRECT, INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES UNDER ANY CAUSE OF ACTION, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THIS LIMITATION SHALL APPLY NOTWITHSTANDING ANY FAILURE OF AN ESSENTIAL PURPOSE OF ANY LIMITED REMEDY PROVIDED HEREIN.

Section 14: Force Majeure

14.1 Neither WARP nor MASTER DISTRIBUTOR shall be liable for any failure, inability or delay to perform hereunder, if such failure, inability or delay is due to war, strike, fire, explosion, sabotage, accident, casualty, government law or regulation or any other cause beyond the reasonable control of the party so failing, and if due diligence shall be used in resuming performance.

Section 15: Waiver

15.1 The failure of the parties in any instance to insist upon strict performance of any provision of this Agreement shall not be construed to be a waiver or relinquishment of all provisions or a waiver or relinquishment of a right to insist upon strict performance in the future; rather, such strict performance shall continue in full force and effect.

Section 16: Modifications

16.1 Except as otherwise explicitly provided herein, this Agreement sets forth the entire understanding of the parties; any amendment, modification or waiver of any provision of this Agreement, or consent to any departure from the terms and conditions of this Agreement, must be in writing and signed by the parties hereto in order to be effective. Any such amendment, modification or waiver shall be effective only in the specific instance and for the specific purpose stated.

Section 17: Notices

17.1 All notices under this Agreement shall be in writing and sent by mail, e-mail or facsimile, addressed as follows:
       WARP: Brian Matzke
       WARP Solutions, Inc.
       535 West 34 Street, 5th Floor
       New York, NY 10001
       USA
       E-mail: bmatzke@warpsolutions.com
       Fax: (646) 792-2812
       Tel.  (212) 962-9277

       MASTER DISTRIBUTOR:
       Yutaka Shimowada, Director, Business Development
       Macnica Building #2   1-5-5 Shin-Yokohama, Kohoku-Ku Yokohama City,
       222-8562 Japan
       Shimo-y@networks.macnica.co.jp
       81 45 476 1960
       81 45 476 1970 Fax
17.2 Notices shall be effective upon receipt. The address indicated above for either party may be changed by prior written notice to the other party.

Section 18: Severability

18.1 If any provision of this Agreement is determined to be invalid for any reason, such determination shall not affect the validity of the remaining provisions hereof, which shall continue in full force and effect. The invalid term or provision shall be replaced by such valid term or provision as comes closest to the intention underlying the invalid term or provision.

Section 19: Jurisdiction

19.1 The interpretation, construction and effect of this Agreement shall be governed and construed in all respects in accordance with the Laws of United States, the State of New York without regard to its conflicts of law principles or to the United Nations Convention on Contracts for the International Sale of Goods, and the parties hereby submit to the exclusive jurisdiction of the state and federal courts of the State of New York. MASTER DISTRIBUTOR consents to a non-jury trial.

Section 20: Non-solicitation

20.1 During the term of this Agreement and for twelve (12) months thereafter, MASTER DISTRIBUTOR shall not induce or influence, or attempt to induce or influence, any person who is engaged as an employee or consultant of WARP to terminate his or her engagement with WARP. MASTER DISTRIBUTOR shall not be in violation of this provision if a WARP employee or consultant responds to a public advertisement for employment.
20.2 During the term of this Agreement and for twelve (12) months thereafter, WARP shall not induce or influence, or attempt to induce or influence, any person who is engaged as an employee or consultant of MASTER DISTRIBUTOR to terminate his or her engagement with MASTER DISTRIBUTOR. WARP shall not be in violation of this provision if a MASTER DISTRIBUTOR employee or consultant responds to a public advertisement for employment.

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Section 21: Entire Agreement

21.1 This Agreement, the attached Exhibits hereto, and any agreement between the parties expressly identified herein, constitute the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

Section 22: Non-Assignability

22.1 This Agreement shall be binding on the parties hereto. Neither party may, or shall have the power to, assign this Agreement without the prior written consent of the other party, and any assignment made without such consent shall be void and of no effect as between the parties and shall be deemed a breach of this Agreement. Notwithstanding the foregoing, either party, without the prior written consent of the other party, shall have the right to assign or sublicense this Agreement and any right or obligation hereunder to an entity which acquires all or substantially all of the assets of such party or to any successor in a merger or acquisition of such party, during the term of this Agreement.

Section 23: Conflict of Provisions

23.1 In the event of a conflict between the provisions of any Exhibit hereto and the provisions set forth in the body of this Agreement, the provisions of this Agreement shall govern.

Section 24: Section Numbers and Headings

24.1 The section numbers and headings used herein are for information only and shall not affect the interpretation of any provision of this Agreement.

Section 25: Binding Effect

25.1 This Agreement shall be binding upon and inure to the benefit of WARP and its authorized successors and assigns, under this Agreement, and MASTER DISTRIBUTOR and its authorized successors and assigns, under this Agreement.

Section 26: Survival

26.1 The provisions set forth under Section 10, 11, 13 and 20 in this Agreement shall survive the expiration, termination or rescission of this Agreement and continue in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

       WARP SOLUTIONS, INC.                     MASTER DISTRIBUTOR

       By:
           -----------------------------        -----------------------------
               (Authorized signature)               (Authorized signature)

       Name:                                    /S/ Kiyoshi Nakashima
            ----------------------------        -----------------------------
             (Name of signer, printed)            (Name of signer, printed)

       Title:                                   Company President
              --------------------------        -----------------------------
              (Title of signer, printed)         (Title of signer, printed)

       Date:
            ----------------------------        -----------------------------


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